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                                                                     Exhibit 5.1



                               September 30, 1996



Board of Directors
UroQuest Medical Corporation
Suite 220
265 East 100 South
Salt Lake City, UT  84111-1616

Ladies and Gentlemen:

         As counsel to UroQuest Medical Corporation, a Delaware corporation ("Company") in connection with the proposed issuance and sale by the Company of up to 3,852,500 shares of its Common Stock (the "Shares"), we have examined the originals or certified, conformed or reproduced copies of its certificate of incorporation, bylaws and all other corporate records, agreements, instruments and documents as we have deemed necessary as a basis for the opinion expressed herein. In all such examinations we have assumed the genuineness of all signatures on original certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

         A Registration Statement (the "Registration Statement") on Form S-1 (Commission File No. 333-07277) was filed with the United States Securities and Exchange Commission on June 28, 1996 with respect to the contemplated public offering by certain underwriters of the Shares.

         For purposes of this opinion, we have assumed that the Company will be reincorporated in Delaware prior to the effective date of the Registration Statement as contemplated in the Registration Statement.

         Based on the foregoing, we are of the opinion that the Shares, when issued and paid for as contemplated by the Registration Statement, will be legally issued and outstanding, fully paid and nonassessable.

         We hereby consent to the reference to our firm under "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.


                                                   Very truly yours,


                                                   /s/ Holland & Hart
                                                   -----------------------
                                                   Holland & Hart LLP